As filed with the Securities and Exchange Commission
                        on March 26, 1998
                 Registration No. 333-_________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                     CNF TRANSPORTATION INC.
     (Exact name of registrant as specified in its charter)

                      DELAWARE  94-1444798
       (State of Incorporation) (I.R.S. Employer I.D. No.)

                      3240 Hillview Avenue
                   Palo Alto, California 94304
   (Address of Principal Executive Office Including Zip Code)

                     CNF TRANSPORTATION INC.
            DEFERRED COMPENSATION PLAN FOR EXECUTIVES
            DEFERRED COMPENSATION PLAN FOR DIRECTORS
                    (Full title of the plans)

                    Eberhard G. H. Schmoller
      Senior Vice President, General Counsel and Secretary
                     CNF Transportation Inc.
                      3240 Hillview Avenue
                   Palo Alto, California 94304
                         (415) 494-2900
    (Name, address and telephone number of agent for service)
_________________________________________________________________
                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________

Title of                   Proposed        Proposed
Securities                 Maximum         Maximum      Amount of
to be        Amount to be  Offering Price  Aggregate Registration
registered   registered    per Share       Offering           Fee
                                           Price
------------ ------------  --------------  ----------- ----------

Deferred
Compensation
Obligations  $20,000,000   N/A             $20,000,000     $5,900
_________________________________________________________________


     (1)The registration fee has been calculated pursuant to
     Section 6(b) of the Securities Act as follows: .000295 multiplied by the Proposed Maximum Aggregate Offering Price of the securities registered hereby.

                              PAGE 1


                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.Incorporation of Certain Documents by Reference.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement.

               (a)The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission ("SEC") pursuant to
          Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (b)The description of the Registrant's Common Stock contained in its registration statement filed on Form S-3 with the SEC (File No. 333-26595) under the Securities Act of 1933, as amended (the "Securities Act").

               (c)All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to December 31, 1997, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     The securities registered hereby are deferred compensation obligations of the Registrant under the Registrant's Deferred Compensation Plan for Executives and Deferred Compensation Plan for Directors (the "Plans"). These securities represent the contractual obligation of the Registrant to pay or distribute when due to participants in the Plans cash with respect to amounts deferred in accordance with the terms of the Plans. The right of each participant in the Plans is that of a general, unsecured creditor of the Registrant. A participant's interest under the Plans may not be sold, assigned, transferred, pledged or otherwise encumbered.

                             PAGE 2


Item 6.Indemnification of Directors and Officers.

     As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

     The Registrant's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of another enterprise, serving as such at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL; provided, however, that except as to actions to enforce indemnification rights, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. When indemnification is authorized by the Registrant's Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. The Registrant's Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by the Registrant in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to the Registrant an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant's Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

     The Registrant's Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of the Registrant's directors, officers, employees and agents. The Registrant's Bylaws also authorize actions against the Registrant to enforce the indemnification rights provided by the Bylaws, subject to the Registrant's right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Registrant to indemnify the claimant for the amount claimed, and the Registrant shall bear the burden of proving any such a defense.
                             PAGE 3


     Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However, Section 145 also states that no indemnification may be made in derivative actions where such person is adjudged liable to the corporation, unless, and only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Registrant's Bylaws also authorize the Registrant to purchase and maintain insurance to protect itself and any person who is or was the director, officer, employee or agent against any liability, expense or loss incurred by or asserted against such persons, whether or not the Registrant would have the power to indemnify any such person against such liability, expense or loss under applicable law or the Registrant's Bylaws. The Registrant presently maintains a directors' and officers' liability insurance policy which insures directors and officers of the Registrant and those of certain of its subsidiaries.

                             PAGE 4


Item 8.Exhibits.

Exhibit No.    Description

               4.1  Article Fourth of the Certificate of
               Incorporation of the Registrant, as amended, incorporated by reference from Exhibit 4(a) to the Registrant's Form S-3 dated May 6, 1997

               5.1  Opinion of Counsel

               23.1 Consent of Counsel (included in Exhibit 5.1)

               23.2 Consent of Independent Public Accountants

               24.1 Powers of Attorney (set forth on the signature pages of this Registration Statement)

Item 9.Undertakings.

     The Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             PAGE 5


          (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on March 26, 1998.

     CNF TRANSPORTATION INC.



     By:  /s/Eberhard G.H. Schmoller
          Eberhard G. H. Schmoller
          Senior Vice President, General Counsel
          and Secretary
                             PAGE 6


     Power of Attorney and Additional Signatures

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Eberhard G. H. Schmoller and Gary S. Cullen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Further, pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Capacity                 Date


/s/ Donald E. Moffitt
Donald E. Moffitt        Chairman of the Board    March 26, 1998
                         and Chief Executive
                         Officer
                         (Principal Executive
                         Officer and Director)

/s/ Gregory L. Quesnel   President and Chief      March 26, 1998
Gregory L. Quesnel       Operating Officer
                         (Principal Executive
                         Officer)


/s/ Sanchayan Ratnathicam
Sanchayan Ratnathicam    Senior Vice President    March 26, 1998
                         and Chief Financial
                         Officer
                         (Principal Financial
                         and Principal Accounting
                         Officer)

                             PAGE 7


/s/ Robert Alpert        Director                 March 26, 1998
Robert Alpert


/s/ Earl F. Cheit        Director                 March 26, 1998
Earl F. Cheit


/s/ Richard A. Clarke    Director                 March 26, 1998
Richard A. Clarke


/s/ Margaret G. Gill     Director                 March 26, 1998
Margaret G. Gill


/s/ Robert Jaunich II    Director                 March 26, 1998
Robert Jaunich II


/s/ W. Keith Kennedy, Jr.Director                 March 26, 1998
W. Keith Kennedy, Jr.


/s/ Richard B. Madden    Director                 March 26, 1998
Richard B. Madden


/s/ Michael J. Murray    Director                 March 26, 1998
Michael J. Murray


/s/ Robert D. Rogers     Director                 March 26, 1998
Robert D. Rogers


/s/ William J. Schroeder Director                 March 26, 1998
William J. Schroeder


/s/ Robert P. Wayman     Director                 March 26, 1998
Robert P. Wayman

                             PAGE 8


                        INDEX TO EXHIBITS



Exhibit No.  Exhibit                                       Page

4.1          Article Fourth of the Certificate of
             Incorporation of the Registrant, as
             amended, incorporated by reference
             from Exhibit 4(a) to the Registrant's
             Form S-3 dated May 6, 1997.                   N/A

5.1          Opinion of  Counsel                           9

23.1         Consent of  Counsel (included in Exhibit 5.1) 9

23.2         Consent of Independent Public Accountants     10

24.1         Powers of Attorney (set forth on the
             signature pages of this Registration
             Statement)                                    6